Exhibit 99.1

PRESS RELEASE | April 18, 2023 | NASDAQ:PLL

PIEDMONT LITHIUM PARTNER SAYONA ANNOUNCES POSITIVE NAL DFS
AND INCREASED RESOURCE AT MOBLAN

•	Definitive Feasibility Study of spodumene concentrate production at North American Lithium increases annual production targets in advance of first shipments to customers

•	JORC and NI 43-101 compliant Measured & Indicated Mineral Resources at Moblan increased to 41.1 million metric tons @ 1.32% Li2O at a cut-off grade of 0.55% Li2O

Belmont, North Carolina, April 18, 2023 – Piedmont Lithium Inc. (“Piedmont” or the “Company”) (Nasdaq:PLL; ASX:PLL), a leading global developer of lithium resources, today announced that the Company’s joint venture partner, Sayona Mining (“Sayona”) (ASX:SYA), has released a definitive feasibility study (“DFS”) for the jointly-owned North American Lithium (“NAL”) project, and increased lithium mineral resources at its 60%-owned Moblan Lithium Project (“Moblan”), both in the province of Quebec. Piedmont holds a 25% stake in NAL and an equity interest of approximately 14% in Sayona. Sayona completed the technical studies for NAL and Moblan in accordance with both JORC Code and NI 43-101 requirements.

The NAL DFS contemplates increased annual spodumene concentrate production averaging 190,000 metric tons per year (“tpy”) over a 20-year mine life, with a target of 226,000 tpy in years one through four of steady state operations and approximately 186,000 tpy beginning in year five. The revised production targets, combined with higher spodumene concentrate pricing, resulted in an increase to the net present value for the NAL project compared to the prefeasibility study completed in 2022.

As part of the DFS and mine restart efforts, Sayona undertook a strategic review of mineral resources and ore reserves to create opportunities to focus on higher-grade, open-pit material and to improve project net present value. The revised block model has resulted in a reduction in ore reserves and certain Indicated Resources have been reclassified as Inferred Resources based on new model interpretation. The study contemplates a mine life of 20 years, reduced from the prefeasibility study estimate of 27 years, through the elimination of underground mining.

NAL is one of the projects of Sayona Quebec, a joint venture between Sayona (75%) and Piedmont (25%). Piedmont holds an offtake agreement with Sayona Quebec to purchase the greater of 113,000 tpy or 50% of the joint venture’s spodumene concentrate production. Piedmont subsequently has agreements with LG Chem and Tesla to provide spodumene concentrate from NAL beginning in H2 2023.

Sayona Quebec is undertaking a prefeasibility study to explore downstream production at NAL and expects results in Q2 2023.

Separately, Sayona has announced a significant increase in mineral resources at its 60%-owned Moblan project in northern Quebec.  Measured and Indicated Mineral Resources at Moblan now total 41.1 million metric tons @ 1.32% Li2O using a 0.55% Li2O cut-off grade, making Moblan one of North America’s most significant spodumene ore bodies.

Piedmont’s Chief Operating Officer Patrick Brindle said, “The results of the DFS underscore NAL’s role as a significant lithium producer positioned to meet the requirements of the Inflation Reduction Act of 2022.  Production is ramping up at NAL, and we look forward to making initial shipments to our customers LG Chem and Tesla later in 2023. Further, we congratulate our partners at Sayona on the significant mineral resource expansion at their 60%-owned Moblan project. We are very pleased with our positions as Sayona’s joint venture partner in the Abitibi Hub lithium projects and as Sayona Mining’s largest shareholder. Quebec is an ideal location for lithium chemicals in the future, given the province’s abundant mineral resources, low-cost hydroelectricity, proximity to U.S. markets, and supportive provincial government.”

Cautionary Note to U.S. Investors

Piedmont’s public disclosures are governed by the U.S. Exchange Act of 1934, including Regulation S-K 1300 thereunder, whereas Sayona discloses estimates of “measured,” “indicated,” and “inferred” mineral resources as such terms are used in the JORC Code and Canada’s National Instrument 43-101. Although S-K 1300, the JORC Code, and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, investors are cautioned that public disclosures by Sayona prepared in accordance with the JORC Code or NI 43-101 may not be comparable to similar information made public by companies, including Piedmont, subject to S-K 1300 and the other reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder.

The statements in the link below were prepared by, and made by, Sayona. The following disclosures are not statements of Piedmont and have not been independently verified by Piedmont. Sayona Mining is not subject to U.S. reporting requirements or obligations, and investors are cautioned not to put undue reliance on these statements. Sayona’s original announcements can be found here and here.

For further information, contact:

Erin Sanders	Christian Healy/Jeff Siegel
SVP, Corporate Communications &	Media Inquiries
Investor Relations	E: Christian@dlpr.com
T: +1 704 575 2549	E: Jeff@dlpr.com
E: esanders@piedmontlithium.com

About Piedmont Lithium

Piedmont Lithium (Nasdaq:PLL; ASX:PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium and Tennessee Lithium projects in the United States and partnerships in Quebec with Sayona Mining (ASX:SYA) and in Ghana with Atlantic Lithium (AIM:ALL; ASX:A11). These geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage. For more information, follow us on Twitter @PiedmontLithium and visit www.piedmontlithium.com.

Piedmont Lithium Forward-Looking Statements
This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, and construction activities of Sayona Mining and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont or Sayona Mining will be unable to commercially extract mineral deposits or may experience delays in delivering any minerals extracted, (ii) that Piedmont’s or Sayona Mining’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to Piedmont’s projects as well as the projects of Piedmont’s partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Mining, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding Piedmont’s ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, Piedmont’s ability to obtain sufficient financing to develop and construct Piedmont’s projects, its ability to comply with governmental regulations and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this press release and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.